United States Securites and Exchange Commission
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 17, 2009
MBF Healthcare Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33396	22-3934207

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Alhambra Plaza, Suite 1100, Coral Gables, Florida	33432

(Address of Principal Executive Offices)	(Zip Code)
(305) 461-1162

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     The information set forth below under Item 8.01 is incorporated herein by reference.
ITEM 8.01. Other Events
     On April 17, 2009, MBF Healthcare Acquisition Corp. (the “Company”) issued a press release announcing that the Board of Directors of the Company had approved the Company’s proposed plan of liquidation (the “Plan of Liquidation”). A copy of the form of Plan of Liquidation is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference. As of the close of business on April 22, 2009, the Company’s share transfer books will close and the NYSE Amex will suspend trading. Because the Company will not consummate a business combination by April 23, 2009, the time frame required by its charter and the terms of its initial public offering, the Company is required to liquidate and dissolve. Promptly after that date, the Company will begin the process of liquidating and dissolving itself in accordance with its charter and applicable Delaware law.
     As a result, the Company expects to liquidate the amounts held in its trust account, which consist of proceeds from the Company’s initial public offering, together with the deferred portion of the underwriter’s discount and commission and interest (net of applicable taxes). Payable upon presentation, liquidating distributions will be made to holders of shares of common stock issued in the Company’s initial public offering. Stockholders whose stock is held in “street name” through a broker will automatically receive payment through the Depository Trust Company. The liquidating distribution is expected to be approximately $8.24 per share. No payments will be made with respect to any of the Company’s outstanding warrants or shares of common stock that were acquired prior to the Company’s initial public offering. In addition, stockholders will receive their proportionate share of any federal income tax refund received by the Company for the deductibility of previously disallowed expenses to be deducted in the Company’s 2009 federal income tax return. This refund is expected to be received in 2010 and will then be distributed to the stockholders.
     The Company will file a Certificate of Termination of Registration on Form 15 with the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities and Exchange Act of 1934, as amended. As a result, the Company will no longer be a public reporting company and its securities will cease trading on the NYSE Amex.
     The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

ITEM 9.01.	Financial Statements and Exhibits
d)	Exhibits

Exhibit No.	Description

2.1	Form of Plan of Liquidation of MBF Healthcare Acquisition Corp.

99.1	Press Release, dated April 17, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2009	MBF HEALTHCARE ACQUISITION CORP.
/s/ Miguel B. Fernandez
Miguel B. Fernandez
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Form of Plan of Liquidation of MBF Healthcare Acquisition Corp.

99.1	Press Release, dated April 17, 2009

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